EX-28.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement on Form N-1A of Nationwide Variable Insurance Trust of our reports dated February 21, 2023, relating to the financial statements and financial highlights, which appear in NVIT BlueprintSM Aggressive Fund, NVIT BlueprintSM Balanced Fund, NVIT BlueprintSM Capital Appreciation Fund, NVIT BlueprintSM Conservative Fund, NVIT BlueprintSM Moderate Fund, NVIT BlueprintSM Moderately Aggressive Fund, NVIT BlueprintSM Moderately Conservative Fund, NVIT Investor Destinations Aggressive Fund, NVIT Investor Destinations Balanced Fund, NVIT Investor Destinations Capital Appreciation Fund, NVIT Investor Destinations Conservative Fund, NVIT Investor Destinations Moderate Fund, NVIT Investor Destinations Moderately Aggressive Fund and NVIT Investor Destinations Moderately Conservative Fund’s Annual Reports on Form N-CSR for the year ended December 31, 2022. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

September 11, 2023